Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We consent to the use, in the registration statement on Form SB-2 of Tsevni Real Estate Group, Inc. of our report dated December 13, 2006 on our audits of the financial statements of Tsevni Real Estate Group, Inc. as of June 30, 2006 and the results of operations and cash flows for each of the two years then ended, and the reference to us under the caption “Experts”.

/s/ Kabani & Company, Inc.
Los Angeles, California

February 27, 2007